Exhibit 99.1

WOLVERINE WORLD WIDE, INC. 9341 Courtland Drive, Rockford, MI 49351 Phone (616) 866-5500; FAX (616) 866-0257

FOR IMMEDIATE RELEASE CONTACT: Don Grimes (616) 863-4404
WOLVERINE WORLD WIDE, INC. ANNOUNCES FIRST-QUARTER FINANCIAL RESULTS, MAINTAINS
FULL-YEAR GUIDANCE
Rockford, Michigan, April 22, 2009 — Wolverine World Wide, Inc. (NYSE: WWW) today reported financial results for the first quarter of 2009 and reaffirmed 2009 full-year revenue and earnings guidance.
Adjusting for the impact of foreign exchange rate changes, consolidated revenue declined 5.2% in the first quarter of 2009 to $273.4 million. On a reported basis, the Company had revenue of $255.3 million in the quarter, a decrease of 11.4% versus the prior year, with the substantial strengthening of the U.S. dollar contributing more than half of the revenue decline.
The Company continues to rapidly implement the strategic restructuring plan announced in January of this year, generating significant efficiencies in distribution, manufacturing and backroom operations. As a result, $14.5 million of non-recurring restructuring and related charges were recorded in the quarter, of which $4.6 million were non-cash asset impairment charges. Adjusting for these charges, fully-diluted earnings in the quarter were $0.41 per share. Further adjusting for $2.2 million of increased pension expense, earnings in the quarter were $0.44, a 4.3% decrease compared to $0.46 per share in 2008. On a reported basis, fully-diluted earnings were $0.21 per share.
“Revenue was above our internal plan for the quarter and helped contribute to an excellent earnings result in a difficult and volatile macroeconomic environment,” stated Blake W. Krueger, the Company’s CEO and President. “Our global operating platform is strong, serving different consumer groups and distribution channels across 180 countries and territories. This business model helps mitigate our exposure to any single market, fashion or consumer trend and allows our brands to successfully compete for market share in a tough consumer climate.”
Krueger continued, “Many of our brands gained market share during the quarter, with the Wolverine and Caterpillar footwear businesses in the U.S. and several of our international operations delivering revenue growth. This was outstanding performance and is a testament to our team’s commitment to deliver superior, innovative product.”
— more —

Q1 2009	page 2
Don Grimes, the Company’s Chief Financial Officer, commented, “We are pleased with our solid financial performance in the quarter. We planned for tough market conditions and have positioned the Company to perform in this environment.”
Highlights for the quarter:
•
Operating expenses in the quarter were $87.5 million. Adjusting for $12.1 million of non-recurring restructuring and related charges, $2.2 million of increased pension expense, and a $4.4 million benefit from the stronger U.S. dollar, operating expenses decreased 9.1% versus the prior year, demonstrating excellent financial discipline by the Company. Adjusted operating expenses in the quarter were 28.4% of constant currency revenue, compared to 29.6% of revenue in the same quarter of the prior year. Reported operating expenses in the quarter, including restructuring and related charges, were 34.3% of reported revenue.

•
Accounts receivable at quarter end were 11.1% lower than the prior year’s first quarter. The Company continues to closely monitor customers’ credit standing and apply increased efforts towards timely collections.

•
Inventory at the end of the first quarter was up 15.6% compared to the prior year, but up only 11.8% on a unit volume basis. The increase was driven primarily by year-over-year product cost increases on most brands in the portfolio, a strategic pre-buy of core product prior to anticipated cost increases, inventory from our recently acquired Chaco brand, and a build of buffer inventory in our leather business prior to the recent closure of the Company’s tannery operations. The Company is comfortable with its inventory position, which remains current, and is pleased that the year-over-year percentage change is improved compared to fiscal year end.

•
Adjusting for $2.3 million of non-recurring restructuring and related charges that are included in cost of sales, gross margin was 41.2%, compared to prior-year gross margin of 42.2%. The primary driver of the lower gross margin in the quarter was the impact of expected product cost increases. Adjusting for the non-recurring charges, gross margin exceeded plan in the quarter. Reported gross margin in the quarter was 40.3%.

•
The Company repurchased 406,200 shares of stock during the quarter at an average cost of $13.77 per share. The Company’s liquidity position remains strong, with borrowings of $94.4 million offset by $56.8 million of cash.

— more —

Q1 2009	page 3
Today, the Company is reaffirming its 2009 revenue and earnings guidance, with reported revenue expected in the range of $1.070 billion to $1.150 billion. Foreign exchange rate changes are expected to negatively impact full-year reported revenue by $70 million to $90 million. Thus, the Company expects constant currency revenue for the year in the range of $1.140 billion to $1.240 billion, compared to 2008 revenue of $1.220 billion.
Excluding previously announced full-year restructuring and related costs in the range of $31 million to $36 million, fully diluted earnings are expected in the range of $1.50 to $1.70 per share. The earnings estimate reflects a full-year negative impact of $0.12 to $0.15 per share from foreign currency and $0.12 per share of increased pension expense. Further adjusting for these two items, the Company expects fully diluted 2009 earnings per share of $1.74 to $1.97, compared to 2008 earnings of $1.90 per share. Reported fully diluted earnings per share are expected to be in the range of $1.04 to $1.24.
Krueger concluded, “We remain focused on building dominant global lifestyle brands that have a competitive advantage, even in a challenging worldwide economy. Our solid financial performance in the first quarter and our expectations for the balance of the year reflect the strength of our global brand portfolio and our innovative product offerings.”
The Company will host a conference call at 8:30 a.m. EDT today to discuss these results and current business trends. To listen to the call at the Company’s website, go to www.wolverineworldwide.com, click on “Investors” in the navigation bar, and then click on “Webcast” from the top navigation bar of the “Investors” page. To listen to the webcast, your computer must have Windows Media Player, which can be downloaded for free at www.wolverineworldwide.com. In addition, the conference call can be heard at www.streetevents.com. A replay of the call will be available at the Company’s website through May 6, 2009.
With a commitment to service and product excellence, Wolverine World Wide, Inc. is one of the world’s leading marketers of branded casual, active lifestyle, work, outdoor sport and uniform footwear and apparel. The Company’s portfolio of highly recognized brands includes: Bates®, Chaco®, Cushe™, Hush Puppies®, HYTEST®, Merrell®, Sebago® and Wolverine ®. The Company also is the exclusive footwear licensee of popular brands including CAT®, Harley-Davidson® and Patagonia®. The Company’s products are carried by leading retailers in the U.S. and globally in 180 countries and territories. For additional information, please visit our website, www.wolverineworldwide.com.
— more —

Q1 2009	page 4
This press release contains forward-looking statements. In addition, words such as “estimates,” “anticipates”, “expects,” “intends,” “should,” “will,” variations of such words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Risk Factors”) that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Current uncertainty in global economic conditions makes it particularly difficult to predict product demand and other related matters and makes it more likely that the Company’s actual results could differ materially from expectations. Risk Factors include, among others: the Company’s ability to successfully integrate and develop the Cushe and Chaco brands and businesses; the successful implementation of the Company’s strategic restructuring plan; changes in duty structures in countries of import and export including anti-dumping measures in Europe and other countries with respect to leather footwear imported from China and Vietnam and safety footwear imported from China and India; trade defense actions by countries; changes in consumer preferences or spending patterns; cancellation of orders for future delivery; changes in planned customer demand, re-orders or at-once orders; the availability and pricing of foreign footwear factory capacity; reliance on foreign sourcing; regulatory or other changes affecting the supply of materials used in manufacturing; the availability of power, labor and resources in key foreign sourcing countries, including China; the impact of competition and pricing; the impact of changes in the value of foreign currencies, including the Chinese Yuan, and the relative value to the U.S. Dollar; integration and operation of newly acquired and licensed businesses; the development of new initiatives; the development of apparel; retail buying patterns; consolidation in the retail sector; changes in economic and market conditions; acts and effects of war and terrorism; weather; and additional factors discussed in the Company’s reports filed with the Securities and Exchange Commission and exhibits thereto. Other Risk Factors exist, and new Risk Factors emerge from time to time that may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company undertakes no obligation to update, amend or clarify forward-looking statements.
# # #

WOLVERINE WORLD WIDE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
($000s, except per share data)

	12 Weeks Ended
	March 28,	March 22,
	2009	2008

Revenue	$255,324	$288,238
Cost of products sold	150,061	166,677
Restructuring and related costs	2,320	—

Gross profit	102,943	121,561
Gross margin	40.3%	42.2%

Selling, general, and administrative expenses	75,320	85,292
Restructuring and related costs	12,138	—

Operating expenses	87,458	85,292

Operating profit	15,485	36,269
Operating margin	6.1%	12.6%

Interest expense, net	89	63
Other (income) expense, net	(108)	567

	(19)	630

Earnings before income taxes	15,504	35,639

Income taxes	5,009	11,938

Net earnings	$10,495	$23,701

Diluted earnings per share	$0.21	$0.46

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
($000s)

	March 28,	March 22,
	2009	2008
ASSETS:
Cash & cash equivalents	$56,830	$47,484
Receivables	198,465	223,323
Inventories	217,619	188,245
Other current assets	22,269	24,050

Total current assets	495,183	483,102
Property, plant & equipment, net	80,291	85,239
Other assets	115,919	109,832

Total Assets	$691,393	$678,173

LIABILITIES & EQUITY:
Current maturities on long-term debt	$483	$10,731
Revolving credit agreement	93,000	60,066
Accounts payable and other accrued liabilities	98,177	117,432

Total current liabilities	191,660	188,229
Long-term debt	959	—
Other non-current liabilities	70,720	34,591
Stockholders’ equity	428,054	455,353

Total Liabilities & Equity	$691,393	$678,173

As required by the Securities and Exchange Commission Regulation G, the following tables contain information regarding the non-GAAP adjustments used by the Company in the presentation of its financial results:
WOLVERINE WORLD WIDE, INC.
RECONCILIATION OF REPORTED FINANCIAL RESULTS TO CONSTANT DOLLAR FINANCIAL RESULTS *
(Unaudited)
($000s)

	As Reported	Impact of	As Adjusted
	12 Weeks Ended	Foreign Exchange	12 Weeks Ended
	March 28, 2009	Rates(a)	March 28, 2009(a)

Revenue	$255,324	$18,044	$273,368
% change from prior year	(11.4%)		(5.2%)

Operating expenses	$87,458	$4,364	$91,822
% of revenue	34.3%		33.6%
RECONCILIATION OF REPORTED FINANCIAL RESULTS TO ADJUSTED FINANCIAL RESULTS, EXCLUDING
RESTRUCTURING AND RELATED COSTS AND INCREASED PENSION EXPENSE *
(Unaudited)
($000s, except per share data)

	As Reported		Increased	As Adjusted
	12 Weeks Ended	Restructuring and	Pension	12 Weeks Ended
	March 28, 2009	Related Costs(b)	Expense(b)	March 28, 2009(b)

Gross profit	$102,943	$2,320	$—	$105,263
Gross margin	40.3%			41.2%

Operating expenses	$87,458	$(12,138)	$(2,152)	$73,168
% of revenue	34.3%			28.7%

Net earnings	$10,495	$9,788	$1,457	$21,740

Diluted earnings per share	$0.21	$0.20	$0.03	$0.44

(a)
These adjustments present the Company’s results of operations without the effects of fluctuations in foreign currency exchange rates. Constant dollar finanical results are used by management to, and allow investors to, evaluate the operating performance of the Company on a comparable basis.

(b)
These adjustments present the Company’s results of operations on a continuing basis without the effects of restructuring and related costs or increased pension expense. The adjusted financial results are used by management to, and allow investors to, evaluate the operating performance of the Company on a comparable basis.

*
Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitution for, financial information prepared in accordance with GAAP. The Company presents such non-GAAP financial measures in reporting its results to provide investors with an additional tool to evaluate the Company’s operating results.

WOLVERINE WORLD WIDE, INC.
RECONCILIATION OF REVENUE AND EPS GUIDANCE TO ADJUSTED REVENUE AND EPS GUIDANCE,
EXCLUDING RESTRUCTURING AND RELATED COSTS,
FOREIGN EXCHANGE RATE CHANGES AND INCREASED PENSION EXPENSE *
(Unaudited)
($ Billions, except per share data)

Full-Year 2009
	Full-Year 2009	Restructuring		Guidance Excluding	Impact of	Increased	Full-Year 2009
	Guidance	and Related		Restructuring and	Foreign Exchange	Pension	Guidance
	(GAAP Basis)	Costs(a)		Related Costs(a)	Rate Changes(a)	Expense(a)	As Adjusted(a)

Revenue	$1.070 – $1.150	$—		$1.070 – $1.150	$0.070 – $0.090	$ — $	1.140 – $1.240

Diluted earnings per share	$1.04 – $1.24	$0.46	(b)	$1.50 – $1.70	$0.12 –$ 0.15	$0.12	$1.74 – $1.97

(a)
These adjustments present the Company’s full-year revenue and earnings per share guidance on a continuing basis without the effects of restructuring and related costs, expected foreign exchange rate changes or increased pension expense. The adjusted guidance is used by management to, and allows investors to, evaluate the anticipated operating performance of the Company on a comparable basis.

(b)	This represents the midpoint of the estimated range of restructuring and other transition charges of $31 to $36 million.

*
Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitution for, financial information prepared in accordance with GAAP. The Company presents such non-GAAP financial measures in reporting its results to provide investors with an additional tool to evaluate the Company’s operating results.